EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of February 25, 2011, is by and among The Knot, Inc., a Delaware corporation (the “Company”), Macy’s, Inc., a Delaware corporation (“Macy’s”), and Macy’s Corporate Services, Inc., a wholly-owned subsidiary of Macy’s and a Delaware corporation (“MCSI” and, together with Macy’s, the “Selling Stockholder”).

RECITALS

A.           WHEREAS, as of the date hereof, MCSI is the holder of record of 3,671,526 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), which constitutes approximately 10.7% of the issued and outstanding shares of Common Stock;

B.           WHEREAS, immediately before the Closing (as defined below), MCSI will transfer to Macy’s all of the Shares (as defined below); and

C.           WHEREAS, Macy’s desires and voluntarily agrees to sell all of the Shares to the Company, and the Company agrees to purchase such shares from Macy’s.

NOW THEREFORE, in consideration of the covenants and promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.           PURCHASE AND SALE OF THE SHARES; THE CLOSING.

1.1           Purchase and Sale of Common Stock.  Subject to the other terms and conditions of this Agreement, and on the basis of the representations, warranties and covenants set forth herein, the Selling Stockholder agrees to sell to the Company, and the Company agrees to purchase from the Selling Stockholder 3,671,526 shares of Common Stock (the “Shares”) at the Closing.

1.2           The Purchase Price. The “Purchase Price” for the Shares shall be equal to the product of the number of Shares and the per share closing market price for the Company’s Common Stock on NASDAQ (as defined below) on the Effective Date of this Agreement.

For purposes of this Agreement, the defined terms have the following meanings:

(i)           The term “Business Day” means a day on which the NASDAQ Global Stock Market (“NASDAQ”) is open for trading.

(ii)           The term “Effective Date” means the date of this Agreement set forth in the preamble above.

1.3           The Closing.

(i)           Closing Mechanics. Subject to the terms and conditions hereof, the purchase and sale of the Shares contemplated by this Agreement (the “Closing”) will take place at the offices of Orrick, Herrington & Sutcliffe LLP, the outside counsel to the Company, 51 West 52nd Street, New York, NY 10019-6142, at 4:15 p.m. (EST) on the Effective Date, or as soon as practicable thereafter, or such other day, location or time as the parties may mutually agree. At the Closing:

(1)            the Selling Stockholder will deliver to the outside counsel to the Company (x) the original stock certificates listed on Exhibit A that collectively represent the Shares to be purchased by the Company (collectively, the “Stock Certificates”) and that are duly endorsed or accompanied by stock powers duly executed in blank, and, if required, signature guarantees, and otherwise in form acceptable for transfer on the books of the Company (or shall deliver the Shares in such other manner as is reasonably agreed), and any such other documents as may be reasonably required to effect the transfer of the Shares to the Company, and (y) its signature page to this Agreement; and

(2)           the Company will deliver (x) its signature page to this Agreement to the Selling Stockholder, or the Selling Stockholder’s outside counsel, and (y) irrevocable instructions to its bank to pay the Purchase Price to the Selling Stockholder by wire transfer of immediately available funds to an account specified by the Selling Stockholder.

(ii)           Termination of Existing Agreements. The Selling Stockholder acknowledges that, effective as of the Closing, unless there shall have been a default in payment by the Company of the Purchase Price for the Shares: (i) the Selling Stockholder shall have no further rights whatsoever with respect to the Shares and the Selling Stockholder shall cease to be a stockholder of the Company with respect to such Shares; and (ii) the following agreements by and between the Company and the Selling Stockholder shall automatically terminate with no further action by the Company or the Selling Stockholder and shall be of no further force and effect: (a) the Registration Rights Agreement dated as of April 30, 2008; (b) the Common Stock Purchase Agreement dated as of February 19, 2002; and (c) the Agreement dated as of June 5, 2006 (as amended on January 11, 2010).  Furthermore, the Selling Stockholder understands that the Company will promptly take action to de-register the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on March 12, 2010 relating to the shares owned by the Selling Stockholder.

2.           REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDER.

In order to induce the Company to enter into this Agreement, the Selling Stockholder hereby represents and warrants to the Company as follows:

2.1           Ownership of Shares.  The Selling Stockholder is the beneficial owner of the Shares. The Shares to be sold to the Company by the Selling Stockholder when delivered to the Company shall be free and clear of any liens, encumbrances, equities or adverse claims, except for restrictions imposed by applicable securities laws and regulations or created by the Company or this Agreement (collectively, the “Liens”). There are no restrictions on the transfer of the Shares imposed by any other stockholder of the Company or similar agreement or any law, regulation or order, other than applicable state and federal securities laws. The delivery to the Company of the Shares pursuant to the provisions hereof will transfer to the Company valid title thereto, free and clear of any Liens whatsoever.

2.2           Authorization.  The Selling Stockholder has full right, power and authority to execute, deliver and perform this Agreement and to sell, assign and deliver the Shares to be sold by it to the Company. This Agreement is the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligation of the Selling Stockholder, enforceable against the Selling Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by: (a) principles of public policy, (b) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and (c) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law.

2.3           No Violation; No Consent.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Selling Stockholder: (a) will not constitute a violation of any provision of any applicable statute, law, rule or regulation by which the Selling Stockholder or its properties are bound; (b) will not result in a material breach of or default under any material agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or the Shares may be bound; (c) will not constitute a breach or violation of or default under any judgment, decree or order to which the Selling Stockholder is subject; (d) will not result in the creation or imposition of any Lien upon the Shares to be sold by the Selling Stockholder; and (e) will not require the consent of or notice to or filing with any governmental entity or any party to any contract, agreement or arrangement with the Selling Stockholder, other than any filings with the Securities and Exchange Commission required under the Securities and Exchange Act of 1934, as amended.

2.4           Brokerage.  There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Selling Stockholder.

2.5           Acknowledgment.  Except as expressly set forth herein or in the Company’s filings with the Securities and Exchange Commission, the Selling Stockholder acknowledges that the Company has not made, and is not making, any representation or warranty as to the business, assets, properties, condition (financial or otherwise), risks, results of operations, prospects or any other aspect of the operations of the Company. The Selling Stockholder has such knowledge and experience in business and financial matters as to be capable of evaluating the risks and merits of the transactions contemplated hereunder. The Selling Stockholder has adequate information and has made its own independent investigation concerning the business, assets, properties, condition (financial or otherwise), risks, results of operations, prospects of the Company to make an informed decision regarding sale of the Shares. In entering into this Agreement, the Selling Stockholder has relied solely upon its own investigation and analysis, without reliance upon any information from the Company or its affiliates, other than what is, and what the Company has made, publicly available.

2.6           Tax Matters. The Selling Stockholder has had the opportunity to review with its own tax advisors the federal, state and local tax consequences of the sale of the Shares by said Selling Stockholder to the Company. The Selling Stockholder is relying solely upon itself and its advisors and not on any statements or representations of the Company, other than those explicitly contained herein. The Selling Stockholder understands that it (and not the Company) shall be responsible for its own tax liability, if any, that may arise as a result of the transactions contemplated in this Agreement.

3.           REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

In order to induce the Selling Stockholder to enter into this Agreement, the Company hereby represents and warrants as follows:

3.1           Organization and Corporate Power; Authorization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite power and authority to execute, deliver and perform this Agreement and to acquire the Shares. As of the Closing, the Company will have sufficient capital to purchase the Shares hereunder in compliance with Section 160 of the Delaware General Corporation Law. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby have been approved by a majority of the disinterested directors on the Board of Directors of the Company, having been advised by counsel, and have been otherwise duly authorized by all requisite action on the part of the Company. This Agreement and any other agreements, instruments, or documents entered into by the Company pursuant to this Agreement have been duly executed and delivered by the Company and are the legal, valid and, assuming due execution and delivery by the other parties hereto, binding obligations of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforceability thereof may be limited by (a) principles of public policy, (b) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and (c) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or law.

3.2           No Violation; No Consent.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Company (a) will not constitute a violation of any provision of any applicable statute, law, rule or regulation by which the Company or its properties are bound; (b) will not result in a material breach of or default under any material agreement or instrument to which the Company is a party or by which the Company may be bound; (c) will not constitute a breach or violation of or default under any judgment, decree or order to which the Company is subject; and (d) will not require the consent of or notice to or filing with any governmental entity or any party to any contract, agreement or arrangement with the Company, other than any filings with the Securities and Exchange Commission required under the Securities and Exchange Act of 1934, as amended.

3.3           Brokerage. There are no claims for brokerage commissions or finder’s fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

4.           CONDITIONS TO THE COMPANY’S OBLIGATIONS AT THE CLOSING.

The obligations of the Company under Article 1 to purchase the Shares at the Closing from the Selling Stockholder are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Company in accordance with Section 8.4:

4.1           Representations and Warranties.  The representations and warranties of the Selling Stockholder contained in Article 2 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2           Performance.  The Selling Stockholder shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing, including, but not limited to (i) the delivery of the Stock Certificates as contemplated in Section 1.3 of this Agreement, and (ii) the execution of this Agreement by the Company and the Selling Stockholder.

4.3           No Prohibition. No governmental authority shall have advised or notified the Company that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Company’s good faith efforts to cause such withdrawal.

5.           CONDITIONS TO THE SELLING STOCKHOLDER’S OBLIGATIONS AT THE CLOSING.

The obligations of the Selling Stockholder under Article 1 to sell the Shares at the Closing to the Company are subject to the fulfillment as of the Closing of each of the following conditions unless waived by the Selling Stockholder in accordance with Section 8.4:

5.1           Representations and Warranties.  The representations and warranties of the Company contained in Article 3 shall be true and correct on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

5.2           Performance.  The Company shall have performed and complied in all material respects with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the date of the Closing.

5.3           No Prohibition. No governmental authority shall have advised or notified the Selling Stockholder that the consummation of the transactions contemplated hereunder would constitute a material violation of any applicable laws or regulations, which notification or advice shall not have been withdrawn after the exhaustion of the Selling Stockholder’s good faith efforts to cause such withdrawal.

6.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

Each of the representations and warranties in this Agreement shall survive the Closing. Each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any other documents or papers delivered in connection herewith.

7.           PUBLICITY.

7.1           Press Release; Form 8-K.  The Company covenants to promptly, but no later than two (2) Business Days following the Closing, disseminate a press release (the “Press Release”) and file a Current Report on Form 8-K (the “Form 8-K”) with the U.S. Securities and Exchange Commission disclosing the transactions contemplated by this Agreement; provided however that the Press Release and the Form 8-K shall be in forms previously approved by the Selling Stockholder, which approval shall not be unreasonably withheld or delayed.

7.2           Covenant Regarding Publicity.  From and after the Closing, neither party hereto shall issue or make any press release, public statement or public disclosure regarding this Agreement or any of the transactions contemplated by this Agreement that is inconsistent with, or otherwise contrary to, the statements in the Press Release and the Form 8-K, without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed.

8.           MISCELLANEOUS.

8.1           Adjustments. Wherever a particular number of shares or price per share is specified herein, such number shall be adjusted to reflect any stock dividends, stock-splits, reverse stock-splits, combinations or other reclassifications of stock or any similar transactions and appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the Company and the Selling Stockholder under this Agreement.

8.2           Governing Law; Jurisdiction.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

8.3           Assignment; Successors and Assigns. None of the parties shall have the right to assign its rights or obligations under this Agreement without the prior written consent of the other parties; provided, however, that such consent shall not be required in the event of a merger, acquisition or sale of substantially all of the assets of a party. Any purported assignment in derogation of the immediately foregoing sentence shall be null and void. Subject to the preceding sentences, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

8.4           Entire Agreement; Amendment.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any provision hereof may be amended, changed or waived other than by a written instrument signed by the party against who enforcement of any such amendment, change or waiver is sought.

8.5           Cooperation.  The Company and the Selling Stockholder shall, from and after the date hereof, cooperate in a reasonable and prompt manner to effect the purposes of this Agreement, including, but not limited to, any actions required to be taken by the Selling Stockholder following the Closing at the request of the Company or its transfer agent to effect the transactions contemplated by this Agreement.

8.6           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed facsimile or electronic mail if sent during normal business hours of the recipient, if not, then on the next business day. All communications shall be sent to the parties hereto at the respective addresses set forth below:

if to Selling Stockholder:	Macy’s, Inc.
7 West 7th Street
Cincinnati, Ohio 45202
Attention: Dennis Broderick
Facsimile: (513) 579-7354

with a copy to:	Jones Day
2727 North Harwood Street
Dallas, Texas 75201
Attention: Charles Haag
Facsimile: (214) 969-5100

if to the Company:	The Knot, Inc.
462 Broadway, 6th Floor
New York, New York 10013
Attention: Jeremy Lechtzin
Facsimile: (877) 329-8060

with a copy to:	Orrick, Herrington & Sutcliffe LLP
51 West 52nd Street
New York, New York 10019
Attention: Brian Margolis
Facsimile: (212) 506-5151

8.7           Severability.  If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.8           Titles and Subtitles. The titles of the Articles and Sections of this Agreement are for convenience of reference only and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any of its provisions.

8.9           Interpretation.  Reference in this Agreement to “beneficial ownership” shall have the meaning set forth in Rule 13d-3 under the Exchange Act. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

8.10           Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement, by law or otherwise, shall be cumulative and not alternative.

8.11           Consents.  Any permission, consent, or approval of any kind or character under this Agreement shall be in writing and shall be effective only to the extent specifically set forth in such writing.

8.12           Fees and Expenses.  Each party hereto shall be solely responsible for the payment of the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except to the extent expressly set forth in this Agreement. Notwithstanding the foregoing and not in lieu of any other legal rights that one party may have against the other party, in the event that a party fails to perform its obligations pursuant to the terms of this Agreement at the Closing, such defaulting party shall be responsible for all reasonable out-of-pocket expenses incurred by the non-defaulting party in connection with this Agreement and the transactions contemplated hereby, including reasonable fees and expenses of one legal counsel and financial advisors to the non-defaulting party.

8.13           Further Assurances. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by the other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

8.14           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement as of the date first set forth above.

THE KNOT, INC.

By:	/s/ DAVID LIU
Name: David Liu
Title: Chief Executive Officer

MACY’S, INC.

By:	/s/ BRIAN M. SZAMES
Name: Brian M. Szames
Title: Treasurer

MACY’S CORPORATE SERVICES, INC.

By:	/s/ BRIAN M. SZAMES
Name: Brian M. Szames
Title: Treasurer

Exhibit A

Number	Shares Represented by Stock Certificate	Registered Holder
TK 0627	3,575,747	Macy’s Corporate Services, Inc. (f/k/a Federated Corporate Services Inc.)
TK 0654	86,740	Macy’s Corporate Services, Inc. (f/k/a Federated Corporate Services Inc.)
TK 0893	7,382	Macy’s Corporate Services, Inc. (f/k/a Federated Corporate Services Inc.)
TK 1111	1,657	Macy’s Corporate Services, Inc. (f/k/a Federated Corporate Services Inc.)